Amendment X to Reinsurance Agreement 5356-1 (Automatic Coinsurance Bulk - Universal Life) between the CENTURY LIFE OF AMERICA of Waverly, Iowa, and the LIFE REASSURANCE CORPORATION OF AMERICA of Stamford, Connecticut.

Amendment X.
------------

Effective October 1, 1992 Schedule A is hereby voided and replaced by the attached Schedule A - Amended.

All provisions of the Reinsurance Agreement not in conflict with the provisions of this Amendment will continue unchanged.

This Amendment is signed in duplicate at the dates and places indicated with an effective date of October 1, 1992.

Date:   December 1, 1992                  CENTURY LIFE OF AMERICA
      ----------------------------

Place:   Waverly, Iowa                    By: /s/ Robert M. Buckingham
      ----------------------------           ----------------------------------

Witness: /s/ Barbara L. Hanson            Title: V.P. VAL Actuary
        --------------------------              -------------------------------

Date:   October 20, 1992                  LIFE REASSURANCE CORPORATION
      ----------------------------        OF AMERICA

Place:   Stamford, CT                     By:  /s/ Signature
      ----------------------------            ---------------------------------

Witness: /s/ Glenn D. Engel               Title: Sr. Vice President
        --------------------------              -------------------------------
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                              SCHEDULE A - AMENDED
                              --------------------

                            Agreement Number 5356-1

Part I - Retention Limits of CENTURY LIFE OF AMERICA
----------------------------------------------------

A.  LIFE

    AGES                                                           STANDARD
    ----                                                           --------
    0 - 70                                                         $500,000
   71 - 80                                                           50,000

                                                                 Tables A - P
    AGES                                                         SUBSTANDARD
    ----                                                         ------------
    0 - 60                                                         $500,000
   61 - 70                                                          300,000
   71+                                                               50,000

B.  WAIVER OF PREMIUM

    $1,000,000 of Total Life Inforce

C.  ACCIDENTAL DEATH BENEFIT

    $150,000

    The above amounts shall be exceeded by as much as $15,000 to avoid reinsurance.

                                                     Schedule A continues . . .

                                                               Schedule A, Pg 2

Part II - AUTOMATIC BINDING LIMITS
----------------------------------

A.  LIFE

    Ages 0 through 70
    -----------------

  * Four (4) times Life retention

  * If, on a current issue, the amount to be ceded, combined with all other amounts ceded to Life Re on that life, exceeds $999,999, the total current issue will be submitted on an individual cession. All future amounts ceded to Life Re on that life must also be submitted on an individual cession basis.

    Ages 71 through 80
    ------------------

 ** Two (2) times Life retention

 ** The maximum automatic binding limits for this age group is $50,000. Any cession over $50,000 will be submitted facultatively.

B.  WAIVER OF PREMIUM

    Excess of Retention not to exceed the Acceptance and Participation Limits (Article I.4.)

C.  ACCIDENTAL DEATH BENEFIT

    To $150,000 subject to Jumbo Limits (Article I.3.)

Part III - SURNAMES COVERED
---------------------------

    The preceding schedules refer to insured lives whose surnames begin with the letters L through Z on the plans shown in Schedule C.

AMENDMENT X, TREATY 5356-1

                                                       EFFECTIVE OCTOBER 1, 1992